Exhibit 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Gail Patricia Kelly, certify that the Annual Report on Form 20-F for the year ended 30 September 2011 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 2 November 2011

/s/ Gail Patricia Kelly
Gail Patricia Kelly Managing Director and Chief Executive Officer

I, Philip Matthew Coffey, certify that the Annual Report on Form 20-F for the year ended 30 September 2011 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 2 November 2011

/s/ Philip Matthew Coffey
Philip Matthew Coffey Chief Financial Officer